EXHIBIT A
                                          ENERGYNORTH, INC. AND SUBSIDIARIES
                                             CONSOLIDATING BALANCE SHEET
                                                        ASSETS
                                                   December 31, 1996
                                                      Unaudited
                                                    (in thousands)

                                       ENERGYNORTH  ENERGYNORTH ENERGYNORTH BROKEN        ENI ADJUSTMENTS &
                          ENERGYNORTH, NATURAL GAS,    PROPANE,     REALTY, BRIDGE RESOURCES,  INTERCOMPANY
                                  INC.         INC.        INC.        INC.  CORP.       INC.  ELIMINATIONS     TOTAL
                             ---------   ----------    --------    -------- ------     ------   -----------  --------
Property:
  Utility plant, at cost       $     -     $138,068      $    -      $    -  $   -       $  -      $     31  $138,099
  Accumulated depreciation and
     amortization                    -       45,651           -           -      -          -             4    45,655
                             ---------   ----------    --------    -------- ------     ------   -----------  --------
      Net utility plant              -       92,417           -           -      -          -            27    92,444
  Net nonutility property,
     at cost                       307            -       5,916       1,314    417          -           (54)    7,900
                             ---------   ----------    --------    -------- ------     ------   -----------  --------
      Net property                 307       92,417       5,916       1,314    417          -           (27)  100,344
                             ---------   ----------    --------    -------- ------     ------   -----------  --------
Investment in subsidiaries      47,762            -           -           -      -          -       (47,762)        -
                             ---------   ----------    --------    -------- ------     ------   -----------  --------
Current assets:
  Cash and temporary
    cash investments                47          507         109          14      7          3             -       687
  Note receivable                    -            -          54           -      -          -             -        54
  Accounts receivable, net         165        8,129       1,286           -      -          -             -     9,580
  Unbilled revenues                  -        2,877           -           -      -          -             -     2,877
  Intercompany accounts
    receivable                   1,031       (1,009)        (97)        222    (10)       (52)          (85)        -
  Deferred gas costs                 -        8,024           -           -      -          -             -     8,024
  Inventories, at average cost       -        9,378         432           -      -          -             -     9,810
  Prepaid and deferred taxes         -        1,125          18          (1)    (3)         -             -     1,139
  Recoverable FERC 636
    transition costs                 -        2,018           -           -      -          -             -     2,018
  Prepaid expenses and other         -          826         132           7      -          -             -       965
                               -------     --------    --------    -------- ------     ------  ------------  --------
Total current assets             1,243       31,875       1,934         242     (6)       (49)          (85)   35,154
                               -------     --------    --------    -------- ------     ------  ------------  --------

Deferred charges:
  Regulatory asset - income taxes    -        2,401           -           -      -          -             -     2,401
  Recoverable environmental costs    -        6,273           -           -      -          -             -     6,273
  Other deferred charges           140          566          45          12      -         32             -       795
                               -------     --------     -------    -------- ------     ------  ------------  --------
      Total deferred charges       140        9,240          45          12      -         32             -     9,469
                               -------     --------     -------    -------- ------     ------  ------------  --------

Total assets                   $49,452     $133,532      $7,895      $1,568   $411       $(17)     $(47,874) $144,967
                               =======     ========     =======    ======== ======     ======  ============  ========

EXHIBIT A
                                     ENERGYNORTH, INC. AND SUBSIDIARIES
                                         CONSOLIDATING BALANCE SHEET
                                    STOCKHOLDERS' EQUITY AND LIABILITIES
                                               December 31, 1996
                                                   Unaudited
                                                (in thousands)

                                               ENERGYNORTH ENERGYNORTH ENERGYNORTH BROKEN        ENI ADJUSTMENTS &
                                  ENERGYNORTH, NATURAL GAS,   PROPANE,     REALTY, BRIDGE RESOURCES, INTERCOMPANY
                                          INC.         INC.       INC.        INC.  CORP.       INC. ELIMINATIONS    TOTAL
                                  ------------ ------------ ---------- ----------- ------ ---------- ------------  --------
Capitalization:
 Common stockholders' equity:
  Common stock                        $ 3,244      $  3,000     $   15      $    7   $ 10       $  1     $ (3,033) $  3,244
  Amount in excess of par              30,428        22,538        850         378    390         45      (24,201)   30,428
  Retained earnings                    14,242        18,338      2,130          79     26        (45)     (20,555)   14,215
                                  -----------  ------------ ---------- ----------- ------ ---------- ------------  --------
Total common stockholders' equity      47,914        43,876      2,995         464    426          1      (47,789)   47,887

  Long-term debt                            6        27,077      1,662         944      -          -            -    29,689
                                  -----------  ------------ ---------- ----------- ------ ---------- ------------  --------
    Total capitalization               47,920        70,953      4,657       1,408    426          1      (47,789)   77,576
                                  -----------  ------------ ---------- ----------- ------ ---------- ------------  --------

Current liabilities:
  Notes payable to banks                    -        12,750        300           -      -          -            -    13,050
  Long-term debt                            9         1,652        404          56      -          -            -     2,121
  Capital lease obligations               200            14          -           -      -          -            -       214
  Inventory purchase obligation             -         9,209          -           -      -          -            -     9,209
  Accounts payable                        227         9,299      1,443           5      -          -          (85)   10,889
  Accrued interest                          -         1,090          2           8      -          -            -     1,100
  Accrued taxes                             -         2,495        141          14    (13)       (18)           -     2,619
  Accrued FERC 636 transition costs         -         2,018          -           -      -          -            -     2,018
  Customer deposits, environmental
    and other                           1,096         2,837         72           -      2          -            -     4,007
                                  -----------   ----------- ---------- ----------- ------ ---------- ------------  --------
    Total current liabilities           1,532        41,364      2,362          83    (11)       (18)         (85)   45,227
                                  -----------   ----------- ---------- ----------- ------ ---------- ------------  --------

Deferred credits:
  Deferred income taxes                     -        15,724        826          77     (4)         -            -    16,623
  Unamortized investment tax credits        -         1,836          -           -      -          -            -     1,836
  Regulatory liability - income taxes       -         1,344          -           -      -          -            -     1,344
  Contributions in aid of construction
    and other                               -         2,311         50           -      -          -            -     2,361
                                  -----------   ----------- ---------- ----------- ------ ---------- ------------  --------
    Total deferred charges                  -        21,215        876          77     (4)         -            -    22,164
                                  -----------   ----------- ---------- ----------- ------ ---------- ------------  --------
Total stockholders' equity and
  liabilities                         $49,452      $133,532     $7,895      $1,568   $411       $(17)    $(47,874) $144,967
                                  ===========   =========== ========== =========== ====== ========== ============  ========

EXHIBIT A
                              ENERGYNORTH, INC. AND SUBSIDIARIES
                              CONSOLIDATING STATEMENT OF INCOME
                        FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1996
                                           Unaudited
                                         (in thousands)

                                             ENERGYNORTH ENERGYNORTH ENERGYNORTH  BROKEN       ENI ADJUSTMENTS &
                                ENERGYNORTH, NATURAL GAS,    PROPANE,     REALTY, BRIDGE RESOURES,  INTERCOMPANY
                                        INC.         INC.        INC.        INC.  CORP.      INC.  ELIMINATIONS    TOTAL
                                ------------ ------------  ---------- ----------- ------ --------- ------------- --------
Operating revenues:
  Utility gas service                      -      $80,207     $     -        $  -   $  -      $  -         $   -  $80,207
  Propane gas service                      -            -      12,225           -      -         -             -   12,225
  Rental revenue                           -            -           -         448      -         -          (448)       -
                                ------------ ------------  ---------- ----------- ------ --------- ------------- --------
    Total operating revenues               -       80,207      12,225         448      -         -          (448)  92,432
                                ------------ ------------  ---------- ----------- ------ --------- ------------- --------

Operating expenses:
  Cost of gas sold                         -       42,412       6,647           -      -         -          (396)  48,663
  Operations and maintenance               -       18,525       3,414         132      -         2          (425)  21,648
  Depreciation and amortization            -        4,746       1,060          78      -         -             -    5,884
  Taxes other than income taxes            -        3,618         221          60     16         -             -    3,915
  Federal and state income taxes           -        3,249         332          36     (5)      (18)            -    3,594
                                ------------ ------------  ---------- ----------- ------ --------- ------------- --------
    Total operating expenses               -       72,550      11,674         306     11       (16)         (821)  83,704
                                ------------ ------------  ---------- ----------- ------ --------- ------------- --------
Operating income (loss)                    -        7,657         551         142    (11)       16           373    8,728
                                ------------ ------------  ---------- ----------- ------ --------- ------------- --------
Other income (expense), net                -          772         158           6      1       (52)           22      907
                                ------------ ------------  ---------- ----------- ------ --------- ------------- --------

Interest expense:
  Interest on long-term debt               -        2,715         165          91      -         -             -    2,971
  Other interest                           -          348           6           -      -         -           396      750
  Interest charged to construction         -          (31)          -           -      -         -             -      (31)
                                ------------ ------------  ---------- ----------- ------ --------- ------------- --------
   Total interest expense                  -        3,032         171          91      -         -           396    3,690
                                ------------ ------------  ---------- ----------- ------ --------- ------------- --------

Net income (loss)                          -      $ 5,397     $   538        $ 57   $(10)     $(36)        $  (1) $ 5,945
                                ============ ============  ========== =========== ====== ========= ============= ========

Consolidated earnings per share - $1.84

EXHIBIT A
                            ENERGYNORTH, INC. AND SUBSIDIARIES
                            CONSOLIDATING  STATEMENT OF SURPLUS
                       FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1996
                                         Unaudited
                                      (in thousands)

                                       ENERGYNORTH ENERGYNORTH ENERGYNORTH BROKEN        ENI ADJUSTMENTS &
                         ENERGYNORTH, NATURAL GAS,    PROPANE,     REALTY, BRIDGE RESOURCES,  INTERCOMPANY
                                 INC.         INC.        INC.        INC.  CORP.       INC.  ELIMINATIONS    TOTAL
                             -------- ------------ ----------- ----------- ------ ---------- -------------  --------
Balance - December 31, 1995   $12,185      $16,585      $1,837         $22   $ 36       $ (9)     $(18,498)  $12,158

Add:
 Net income(loss)               5,945        5,397         538          57    (10)       (36)       (5,946)    5,945

Less:
 Cash dividends                 3,888        3,644         244           -      -          -        (3,888)    3,888
                             -------- ------------ ----------- ----------- ------ ---------- -------------  --------
Balance - December 31, 1996   $14,242      $18,338      $2,131         $79   $ 26       $(45)     $(20,556)  $14,215
                             ======== ============ =========== =========== ====== ========== =============  ========